                                       JULY 25, 1996 - INFORMATION ON DISTRIBUTION        EXHIBIT 28.3
                                                      TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1996-2

                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   1-A     $30,088,323   $29,590,141    7.000%    $173,373      $173,373     $152,324      $29,437,817



           $30,088,323   $29,590,141              $173,373      $173,373     $152,324      $29,437,817



